SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report: November 14, 2002
               Date of earliest event reported: November 14, 2002

                               AXA FINANCIAL, INC.
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             (Exact name of Registrant as specified in its charter)



Delaware                                  1-11166                  13-3623351
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(State or other jurisdiction of     (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)



1290 Avenue of the Americas
New York, New York                                                10104
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(Address of principal executive offices)                         (Zip Code)


                                 (212) 554-1234
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              (Registrant's telephone number, including area code)

                                      None
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             (Former name or address, if changed since last report)


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ITEM 9.  REGULATION FD DISCLOSURE

The information provided in connection with Item 9 of this report is being furnished pursuant to Regulation FD of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with General Instruction B of Form 8-K, the information provided in connection with Item 9 of this report shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section or Sections 11 and 12(a)
(2) of the Securities Act of 1933, as amended (the "Securities Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act. The furnishing of the information set forth in connection with Item 9 of this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information that is required to be disclosed solely by Regulation FD.

During a conference call on November 14, 2002 held with security analysts and open to the public, Vice Chairman and Chief Financial Officer of the Registrant, Stanley B. Tulin, disclosed the following:

GUARANTEED MINIMUM DEATH BENEFIT (GMDB) FEATURES OF AXA FINANCIAL'S FINANCIAL ADVISORY/INSURANCE SEGMENT VARIABLE ANNUITY PRODUCTS

1. The aggregate variable annuity account as of September 30, 2002 were $33.1 billion, of which contracts with GMDB features had aggregate balances of $30.2 billion.
2.   The "net amount at risk" for contracts with GMDB (i.e., the amount by which guaranteed death benefits exceed related account values), gross of reinsurance, was approximately $11.7 billion at September 30, 2002.
3. The statutory reserves for GMDB exposure net of reinsurance as of September 30, 2002 were $286 million.
4. Fees are charged to annuity contractholders pursuant to their contracts, including mortality and expense fees (M&E fee). The base M&E fee structure for the Accumulator annuity products currently being sold varies from 120 BP to 170 BP and includes the "Return of Premium"(1) GMDB feature. Incremental fees are charged for features providing more benefits, as follows:
                  Rachet(2) feature or                                 20 BP
                  Roll-Up(3) feature or                                35 BP
                  Combo feature(4)                                     45 BP
5. At September 30, 2002, Equitable Life had reinsured in the aggregate approximately 15% of its current exposure to the GMDB obligation on annuity contracts in-force.


GUARANTEED MINIMUM INCOME BENEFIT (GMIB) FEATURES OF AXA FINANCIAL'S FINANCIAL/ ADVISORY/INSURANCE SEGMENT VARIABLE ANNUITY PRODUCTS

1. The aggregate variable annuity account balances with GMIB features as of September 30, 2002 were $5.5 billion.
2.   Guaranteed minimum income benefits are determined based on the greater of
     i) the guaranteed minimum income benefit base at guaranteed annuity purchase rates, or ii) the actual account value at then current annuity purchase rates. At September 30, 2002, the "net amount at risk excluding annuity margin" (i.e., the amount by which the GMIB benefit bases exceed related account values), gross of reinsurance, was approximately $3.3 billion. The "net amount at risk including the annuity margin" (i.e., the net amount at risk taking into account the relationship between current annuity purchase rates and the GMIB guaranteed annuity purchase rates), gross of reinsurance, was approximately $1.3 billion at September 30, 2002.
3. Fees are charged to annuity contractholders pursuant to their contracts. An incremental 45 BP is charged if the GMIB option is selected for Accumulator annuity products currently being sold.
4. Equitable Life reinsures, subject to certain maximum amounts or caps in any one period, approximately 70% of its current liability exposure or annuity contracts in force resulting from the GMIB feature.

This report contains forward-looking statements. While these forward-looking statements represent our judgments and future expectations, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include certain key factors that could adversely affect our businesses and financial performance contained in our past and future filings and reports we file with the SEC. The Registrant is not under any obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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(1)  Return of Premium: the death benefit is the greater of current account value and premiums paid (adjusted for withdrawals).
(2) Ratchet: the death benefit is the greatest of current account value, premiums paid (adjusted for withdrawals), and the highest account value on any anniversary up to age 85 (adjusted for withdrawals).
(3) Roll-Up: the death benefit is the greater of current account value and premiums paid (adjusted for withdrawals) accumulated at 6% interest up to age 85.
(4) Combo: the death benefit is the greater of the ratchet benefit or the roll-up benefit.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    AXA FINANCIAL, INC.


Date:  November 14, 2002            By:   /s/ Alvin H. Fenichel
                                       -------------------------------------
                                    Name: Alvin H. Fenichel
                                    Title: Senior Vice President and Controller


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